UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19122 US Highway 281N, Suite 128
San Antonio, Texas 78258
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01.    Regulation FD Disclosure.
On March 13, 2024, Rackspace Technology, Inc. (the “Company”) commenced an offer (the “Public Term Loan Exchange”) to all term lenders under the first lien credit agreement, dated as of November 3, 2016 (as amended from time to time, the “Existing Credit Agreement”) of its indirect subsidiary Rackspace Technology Global, Inc. (the “Existing Borrower”). Assuming full participation in the Public Term Loan Exchange, we expect that (i) $592.3 million aggregate principal amount of the term loans under the Existing Credit Agreement (the “Existing Term Loans”) would be exchanged or purchased for cancellation and (ii) $418.8 million aggregate principal amount of new first lien second out term loans would be issued by Rackspace Finance, LLC (the “New Borrower”). The Public Term Loan Exchange is open to all of the Company’s term lenders under the Existing Credit Agreement.
The Company expects to launch an exchange offer (the “Public Note Exchange”) to eligible holders to exchange the 3.50% First-Priority Senior Secured Notes due 2028 (the “Existing Secured Notes”) issued by the Existing Borrower for 3.50% FLSO Senior Secured Notes due 2028 issued by the New Borrower on substantially the same terms as the Public Term Loan Exchange.
The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.
This report is for informational purposes only and shall not constitute or form part of any offer or invitation to purchase or sell, or any solicitation of any offer to sell or purchase, notes or any other securities or debt instruments, and neither this report nor any part of it, nor the fact of its release, shall form the basis of, or be relied on or in connection with, any contract therefor. The Public Term Loan Exchange is being made only by and pursuant to the terms and conditions of an exchange agreement that is only being made available to holders of the Existing Term Loans. The complete terms and conditions of the Public Term Loan Exchange for the Existing Term Loans are set forth in such exchange agreement. The Public Note Exchange will be made only by and pursuant to the terms and conditions of a confidential exchange offering memorandum that will only be made available to eligible holders of the Existing Secured Notes. The complete terms and conditions of the Public Note Exchange will be set forth in such confidential offering memorandum. None of the Company, the Existing Borrower, the New Borrower or any of their affiliates takes any position or makes any recommendation as to whether or not eligible holders should participate in the Public Term Loan Exchange or the Public Note Exchange.
Forward-Looking Statements
The Company has made statements in this report that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this report are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements include statements related to the Public Term Loan Exchange and the Public Note Exchange, among other things. The Public Term Loan Exchange and the Public Note Exchange are subject to customary closing conditions. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of its control, and could cause future events or results to be materially different from those stated or implied in this report, including among others, risk factors that are described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	March 13, 2024	By:	/s/ Sarah Alexander
Sarah Alexander
Vice President, Deputy General Counsel & Assistant Secretary